UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                FORM 8-K
                              AMENDED REPORT
                          AS FILED OCTOBER 18, 2001


                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2001

                             BuckTV.com, Inc.
                (Exact name of Registrant as specified in charter)


        Nevada                        0-25909           86-0931332
(State or other jurisdiction        (Commission       (I.R.S. Employer
     of incorporation)              File Number)       Identification)


865 N LAMB BLVD, Suite 13, PMB 301, Las Vegas, NV 89101
 (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:      1-626-434-1032

ITEM 1. CHANGES IN CONTROL

      On March 9, 2001, at a special meeting of the Board of Directors, the Board met and elected Larry E "Buck" Hunter as President and Bry Behrmann as Secretary and Treasurer of the Company.

   The new address for the business is 865 N Lamb Blvd, Suite 13, PMB 301, Las Vegas, NV 89101. The new telephone number for the company is 1-626-434-1032.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

a) The registrant has engaged James E. Slayton, CPA as its principal accountant for the company's fiscal year ending December 31, 2000, to replace its former principal accountant, Barry Friedman, CPA, due to the recent death of Mr. Friedman. The decision to change accountants was approved by the Audit Committee of the registrant.

   In connection with the audits of Mr. Barry Friedman, CPA, for the fiscal years ending December 31, 1998 and December 31, 1999 and any subsequent interim period preceding the date of the change March 6, 2001 there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matters of the disagreements in connection with their opinion; and there were no reportable events as described in Item 304 (a) (1) (v) of the Securities and Exchange Commission's Regulation S-K.

      The audit reports of Barry Friedman, CPA on the Company=s financial statements as of and for the years ended December 31, 1998 and December 31, 1999, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as audit scope, or accounting principles.

      The Company was unable to request a letter from Barry Friedman, CPA as to whether he agreed with the statements made in this amended Form 8-K, Item 4 due to Mr. Friedman=s death prior to March 6, 2001.

b) During the audited period ending December 31, 1999 and the subject interim period, neither the registrant nor anyone acting on its behalf has not consulted James E. Slayton, CPA regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   October 18, 2001

                              BUCKTV.COM, INC.

                              By: /s/
                              --------------------------------
                              Buck Hunter, President